SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 8, 2007

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue, Overland Park, Kansas 66211

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (913) 696-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

YRC Worldwide Inc. (the “Company”) announced on January 8, 2007 that it was restructuring certain of the operations of YRC Regional Transportation. Specifically, the Company announced the consolidation of certain of the operations of its USF Bestway subsidiary into its USF Reddaway subsidiary and the expansion of the operations of its USF Holland subsidiary into certain states that USF Bestway services. A copy of the press release is filed herewith as Exhibit 99.1.

The company expects to take a charge in the first quarter of 2007 in the range of $5 – 10 million to reflect the costs of the restructuring and expects an operating income benefit from the restructuring of approximately $10 million on a run rate basis by the end of 2007 and in excess of $20 million on a run rate basis by the end of 2008. These benefits result from service and yield improvements, productivity improvement, revenue growth and cost reductions. A total of 15 out of 105 USF Bestway and USF Reddaway terminals will be affected. USF Bestway will transfer three terminals to USF Holland, consolidate five terminals with USF Reddaway and close seven terminals.

This Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The word “expects” and similar expressions are intended to identify forward-looking statements. It is important to note that the company’s actual future results, revenue and operating income from the restructuring could differ materially from those projected in such forward-looking statements because of a number of factors, including (without limitation), inflation, inclement weather, price and availability of fuel, sudden changes in the cost of fuel or the index upon which the company bases its fuel surcharge, competitor pricing activity, expense volatility, including (without limitation) expense volatility due to changes in rail service or pricing for rail service, ability to capture cost reductions, including (without limitation) those cost reduction opportunities arising from acquisitions, a downturn in general or regional economic activity, changes in equity and debt markets, effects of a terrorist attack, and labor relations, including (without limitation), the impact of work rules, any obligations to multi-employer health, welfare and pension plans, wage requirements and employee satisfaction. It is also important to note that the costs of the restructuring could vary from the range presented based upon such factors as the actual cost of severance for certain employees, tax expense and variance in estimates of other costs.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.
Not applicable.

(b)	Pro forma financial information.
Not applicable.

(c)	Shell company transactions.
Not applicable.

(d)	Exhibits.

99.1 Press release dated January 8, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 9, 2007

YRC WORLDWIDE INC.

By:	/S/ DANIEL J. CHURAY
Daniel J. Churay
Senior Vice President, General Counsel and Secretary

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated January 8, 2007.